Exhibit 99.1
NEWS RELEASE
CONTACT: Philip G. Franklin
Vice President, Operations Support & CFO (773) 628-0810
LITTELFUSE RAISES GUIDANCE FOR SECOND QUARTER
     CHICAGO, June 11, 2010 — Littelfuse, Inc. (NASDAQ:LFUS) today announced revised guidance for the second quarter of 2010 as follows:
•	Sales for the second quarter of 2010 are now expected to be in the range of $155 to $160 million, which represents sequential growth of 7% to 11%. Previous guidance called for sales in the range of $148 to $153 million.

•	Earnings for the second quarter of 2010 are expected to be in the range of $0.78 to $0.88 per diluted share. Previous guidance called for earnings in the range of $0.69 to $0.77 per diluted share.
     “Electronics demand continues to exceed our forecast in all end markets and all geographies,” said Gordon Hunter, Chief Executive Officer. “Startco is performing at the high end of expectations and the electrical fuse business is steadily improving.”
     “Overall, our operations teams have done a very good job ramping up production to meet increasing customer demand,” said Phil Franklin, Chief Financial Officer. “Recently, however, we have had a supply interruption at our semiconductor factory in Taiwan. Equipment failure caused a fire in a limited area that was quickly brought under control. Production has resumed, but we will be operating this facility below full capacity for a few months. This is expected to constrain sales by $2 to $3 million in the third quarter.”
     “Orders and backlog remain robust in all geographies, which leads us to believe we will see typical seasonal strength in the third quarter,” said Hunter. “The final manufacturing transfers are on track and are expected to deliver additional savings beginning in the third quarter.”
     No conference call will be held in conjunction with this revised guidance. Littelfuse is scheduled to release financial results for the second quarter on August 5, 2010.
-more-

About Littelfuse
     Littelfuse is the worldwide leader in circuit protection, offering the industry’s broadest and deepest portfolio of circuit protection products and solutions. Backed by industry-leading technical support, design and manufacturing expertise Littelfuse products are vital components in virtually every product that uses electrical energy, including portable and consumer electronics, automobiles, industrial equipment and telecom/datacom circuits. In addition to its Chicago, Illinois, world headquarters, Littelfuse has over 20 sales, distribution, manufacturing and engineering facilities in the Americas, Europe and Asia. Technologies offered by Littelfuse include Fuses; Gas Discharge Tubes (GDTs); Positive Temperature Coefficient Devices (PTCs); Protection Relays; PulseGuard® ESD Suppressors; SIDACtor® Devices; Silicon Protection Arrays™(SPAs); Switching Thyristors; TVS Diodes and Varistors.
     For more information, please visit the Littelfuse website at www.littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. The statements in this press release that are not historical facts are intended to constitute “forward-looking statements” entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the company’s accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of acquisitions and other risks which may be detailed in the company’s Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This report should be read in conjunction with information provided in the financial statements appearing in the company’s Annual Report on Form 10-K for the year ended January 2, 2010. For a further discussion of the risk factors of the company, please see Item 1A. “Risk Factors” to the company’s Annual Report on Form 10-K for the year ended January 2, 2010.
# # #